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                                                            EXHIBIT 99.(a)(1)(I)

                       2001 STOCK OPTION EXCHANGE PROGRAM

                                 Extensity, Inc.

                                    May 2001



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TODAY'S TOPICS

        - Why We're Here

        - Stock Option Exchange Program

                - Highlights

                - Impact on Eligible Options

        - How to Participate

        - Things to Consider

        - Key Dates



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WHY WE'RE HERE

        - Address the decline in stock price as compared to the strike price of many stock options

        - Discuss a stock option exchange program in which option holders may choose to participate

        - Review the process to participate

        - Tell you how to get your questions answered


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                       2001 STOCK OPTION EXCHANGE PROGRAM

        EXTENSITY IS OFFERING ELIGIBLE EMPLOYEES THE OPPORTUNITY TO EXCHANGE THEIR OPTIONS FOR REPLACEMENT OPTIONS

                Underwater: The exercise price is
                higher than the current stock price



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OPTION EXCHANGE PROGRAM OVERVIEW

- Voluntary stock option exchange

        - Cancel options on June 5, 2001 and receive:

                - Short-Term Options covering 10% of the cancelled options on
                  June 6, 2001

                - New Options covering 90% of the cancelled options between
                  December 6 and December 12, 2001

- Applies to any option granted to employees under the 1996 Stock Option Plan or 2000 Nonstatutory Stock Option Plan




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OPTION EXCHANGE PROGRAM OVERVIEW

        - Exercise price of Short-Term Options will be set on June 6, 2001

        - Exercise price of New Options will be set between December 6-12, 2001

        - Short-Term Options will cliff vest on December 6, 2001

        - New Options will have same vesting schedule and vesting start date as cancelled options

                - i.e., When New Option are granted, they will be partially vested

        - Vested Short-Term Options will expire March 6, 2002

        - Vested New Options will expire ten years from the grant date of the New Options




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ELIGIBILITY

- Any employee holding options

        - Must be continuously employed from Option Cancellation Date (June 5,
          2001) through New Option Grant Date (between December 6-12, 2001)

                - If you leave Extensity

                        - Before the Option Cancellation Date, you cannot
                          exchange your options

                        - After the Option Cancellation Date but before the New
                          Option Grant Date, you won't receive a New Option, your Short-Term Option will be cancelled and your cancelled options won't be reinstated




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HOW THE EXCHANGE PROGRAM WORKS

        - Employees must make election to exchange options before 12:00 p.m. PDT on June 5, 2001

                - This is the Option Cancellation Date

        - Short-Term Options will be granted on June 6, 2001

                - This is the Short-Term Option Grant Date

        - New Options will be granted between December 6 and December 12, 2001

                - This will be the New Option Grant Date



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EXAMPLE 1

- Jason's hire date: September 10, 2000

- His original Stock Option: 1000 shares at $25/share

- Hypothetical Stock Price on Option Cancellation Date: $10/share

- Hypothetical Stock Price on Short-Term Option Grant Date: $10/share

- Short-Term Option: 100 shares (1000 x 10%) at $10/share with six month cliff vest and nine month term


   [ARROW LEFT]                                                  [ARROW RIGHT]

SEPT. 10, 2000                JUNE 5, 2001                 JUNE 6, 2001
OPTION AT $25/SHARE     (OPTION CANCELLATION DATE)   (SHORT-TERM OPTION GRANT
                                                               DATE)

                             --------------
                             SEPT. 10, 2000             ------------------
                                OPTION IS                SHORT-TERM OPTION
                             UNDERWATER AND               FOR 100 SHARES
                                CANCELLED               GRANTED AT $10/SHARE
                             --------------             --------------------

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EXAMPLE 1 (CONT'D)

- Hypothetical Stock Price on New Option Grant Date: $15/share

     - This is the hypothetical price for the chosen date between Dec 6-12

- New Option: 900 shares (1000 x 90%) at $15/share with 10-year term


   [ARROW LEFT]                                                  [ARROW RIGHT]

SEPT. 10, 2000                  JUNE 5, 2001               DEC 6-12, 2001
OPTION AT $25/SHARE       (OPTION CANCELLATION DATE)  (NEW OPTION GRANT DATE)

                               --------------
                               SEPT. 10, 2000            -------------------
                                  OPTION IS               NEW OPTION FOR 900
                               UNDERWATER AND            SHARES GRANTED AT
                                  CANCELLED                  $15/SHARE
                               --------------            -------------------



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EXAMPLE 2

- Mary's hire date: November 10, 2000

- Her original Stock Option: 2000 shares at $12/share

- Hypothetical Stock Price on Option Cancellation Date: $10/share

- Hypothetical Stock Price on Short-Term Option Grant Date: $10/share

- Short-Term Option: 200 shares (2000 x 10%) at $10/share with nine month term


   [ARROW LEFT]                                                  [ARROW RIGHT]

NOV 10, 2000                   JUNE 5, 2001             JUNE 6, 2001
OPTION AT $12/SHARE       (OPTION CANCELLATION DATE) (SHORT-TERM OPTION GRANT
                                                               DATE)

                               --------------
                                NOV 10, 2000           --------------------
                                  OPTION IS              SHORT-TERM OPTION
                               UNDERWATER AND            FOR 100 SHARES
                                  CANCELLED            GRANTED AT $10/SHARE
                               --------------          --------------------

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EXAMPLE 2 (CONT'D)

- Hypothetical Stock Price on New Option Grant Date: $15/share

        - Note that Mary would be worse off regarding these specific options, since her previous strike price was $12

- New Option: 1800 shares (2000 x 90%) at $15/share with 10-year term


   [ARROW LEFT]                                                  [ARROW RIGHT]

NOV 10, 2000                   JUNE 5, 2001               DEC 6-12, 2001
OPTION AT $12/SHARE       (OPTION CANCELLATION DATE)  (NEW OPTION GRANT DATE)

                               --------------
                                NOV 10, 2000            -------------------
                                  OPTION IS              NEW OPTION FOR 900
                               UNDERWATER AND           SHARES GRANTED AT
                                  CANCELLED                 $15/SHARE
                               --------------           -------------------



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VESTING: SHORT-TERM OPTIONS

- Short-Term Options vest in one lump sum

        - Cliff vest on December 6, 2001, which is six months after Short-Term Option Grant Date (June 6, 2001)

- Vesting from cancelled option is lost

        - Short-Term Option is not credited with vesting under cancelled option



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VESTING: NEW OPTIONS

        - New Options have same vesting period as cancelled options

        - Vesting from cancelled option is not lost

                - New Option is credited with vesting under cancelled option




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VESTING EXAMPLE

        - On December 15, 2001, if Jason and Mary are both still employed:

        - Jason

                - Short-Term Option - 100 shares granted at $10/share fully vested

                - New Option - 900 shares granted at $15/share vested x/48th

        - Mary

                - Short-Term Option - 200 shares granted at $10/share fully vested

                - New Option - 1800 shares granted at $15/share vested x/48th




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SIX-MONTH RULE

No option may remain outstanding if granted within six months before the Option Cancellation Date AND no new option (except Short-Term Options) may be granted within six months after the Option Cancellation Date

        - New Option Grant Date is at least six months and one day after the Option Cancellation Date

        - If you participate in the Option Exchange Program, you must exchange any option granted to you during the six months before the Option Cancellation Date whether or not it is underwater



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EXAMPLE

        - Stella was granted two options:

                - New Hire Option in 2/00 at $49/share

                - Promotional Option in 2/01 at $5/share

        - Stella elects to exchange her New Hire Option

        - Because the Promotional Option was granted within 6 months before June 5, 2001, she must also exchange the Promotional Option (if she chooses to participate)

[ARROW LEFT] Six-months back           --       Six-months forward [ARROW RIGHT]

   DEC 5, 2000                 JUNE 5, 2001               DEC 6-12, 2001
                        (OPTION CANCELLATION DATE)         (NEW OPTION
                                                            GRANT DATE)
                [TWO
            ARROWS DOWN]
-----------------    -----------------------
     FEB '00           FEB '01 PROMOTIONAL
 NEW HIRE OPTION         OPTION MUST BE
ELECT TO EXCHANGE       EXCHANGED (IF SHE
                     CHOOSES TO PARTICIPATE)
-----------------    -----------------------


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HOW TO PARTICIPATE

        - Read the materials that were distributed by Extensity on Friday, May 4, 2001

        - Complete & submit the election form before the Option Cancellation Date, June 5, 2001 at 12:00 p.m. PDT

                - Submit even if you're not exchanging any options

                - You may change your election as many times as you want up to the deadline

                - Failure to make an election before the deadline results in no option exchange

                - You can't change your election after the deadline




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THINGS TO CONSIDER

        - If you choose to participate

                - Your Short-Term Option will have a six month vesting period and your New Option will have the same vesting schedule as your cancelled option

                - The price of your Short-Term Option won't be known until June
                  5, 2001

                - The price of your New Option won't be known until between Dec
                  6-12, 2001



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THINGS TO CONSIDER

        - Extensity employees and management can't advise you on whether or not you should exchange your options

                - Participation is solely up to you

        - Check with your financial and tax advisors

        - Remember Mary! It is possible that options that are underwater today may turn out to have a strike price less than the price on the New Option Grant Date


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KEY DATES

        - June 5, 2001

                - Before 12:00 p.m. PDT - deadline for submitting Option
                  Exchange Election

                - 12:00 p.m. PDT is the Option Cancellation Date

        - June 6, 2001

                - Grant date for Short-Term Options

        - December 6-12, 2001

                - Grant date for New Options



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QUESTIONS

        - If you have questions that haven't been answered during this presentation, please refer to the Q&A pages in the Offer to Exchange and the Summary of Terms

        - If you have further questions that cannot be answered by the materials provided, contact Ana Drivon at (510) 594-5928 or via email at adrivon@extensity.com



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